EXHIBIT 23.2

                                   CONSENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-3 of the Annual Report on Form 10-KSB of El Capitan Precious Metals, Inc. for the year ended September 30, 2004.

/s/ GHP HORWATH, P.C.

Denver, Colorado
July 18, 2005